Exhibit 10.35

SECOND AMENDMENT TO GARAGE LEASE

This Second Amendment to Garage Lease (“Second Amendment”) is entered into by and between WPB ROSEMARY LLC, a Delaware limited liability company (“Landlord”) and ALL ABOARD FLORIDA - OPERATIONS LLC, a Delaware limited liability company (“Tenant”) as of this 23rd day of May, 2018. Unless otherwise defined herein, all capitalized terms used in this Second Amendment shall have the same meanings assigned to the same in the Garage Lease (as hereinafter defined).

RECITALS:

WHEREAS, Landlord and Tenant entered into that certain Garage Lease dated as of August 26, 2016, as amended by that certain First Amendment to Garage Lease dated as of December 19, 2017 (the “Lease”), pursuant to which Tenant leased from Landlord the Garage.

WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions stated herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT

1.             Recitals. The above recitals are true and correct and are agreed to by Landlord and Tenant as if such recitals were fully set forth herein.

2.             Subleased Parking Spaces. The reference to parking spaces in the 5th Recital is hereby revised to be 442 parking spaces.

3.             Defined Terms. The following defined terms set forth in Article 1.0 of the Lease are deleted in their entirety and replaced with the following:

(a)             Commencement Date: January 1, 2018.

(b)             Initial Term: January 1, 2018 through May 31, 2038, unless the Term is extended or the Lease is terminated pursuant to the terms of the Lease.

(c)             Leased Premises: The Leased Premises consists of that portion of the Garage consisting of 442 parking spaces as shown approximately in cross hatching on the schematic drawing of each level of the Garage attached hereto described asExhibit “B.”For the avoidance of doubt, the Leased Premises do not include the portion of the Garage to be utilized as parking for the residential apartments.

(d)             Rent Commencement Date: Commencing on May 16, 2018, Tenant shall pay Base Rent to Landlord as set forth in the table below:

		Parking Spaces
	Monthly Base	Available to
Lease Months	Rent Due	Tenant
5/16/2018 - 5/31/2018	$35,941.90	319
6/1/2018 - 8/31/2018	$69,637.43	319
9/1/2018 - 5/31/2033	$95,833.33	442
6/1/2033 - 5/31/2038	$105,416.67	442

4.             Notice. Article 13.01 of the Lease is deleted in its entirety and replaced with the following:

13.01       Notice. Any payment, notice or document required or permitted to be delivered by the terms of this Lease shall be delivered in person by hand delivery or overnight delivery service, or sent by certified mail, return receipt requested, addressed as follows:

If to Landlord:	WPB Rosemary LLC
2855 LeJeune Road, 4th Floor
Coral Gables, Florida 33134
Attention: Kolleen Cobb
Remit Rental
Payments to
Landlord at:	WPB Rosemary LLC
4348 Southpoint Boulevard
Suite 330
Jacksonville, Florida 32216

If to Tenant:	ALL ABOARD FLORIDA - OPERATIONS LLC
161 N.W. 6th Street
Suite 900
Miami, Florida 33136
Attention; Myles Tobin
Myles. Tobin@allaboardflorida.com

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof upon receipt at such address if delivered in person or by overnight delivery, or if mailed, upon deposit of both the original and any required copies in a post office or official depository of the United States Postal Service. E-mail addresses are for reference only and any required notices must be delivered by one of the other specified methods of delivery in order to be effective.

5.             Calculation of Tenant’s Share. Exhibit D is deleted in its entirety and replaced with the following:

56% (442 spaces/790 total spaces)

6.             No Further Modification. Tenant confirms that the Lease remains in full force and effect and (a) Landlord is in compliance with the Lease provisions, and (b) Tenant has no defenses, claims or offsets against Landlord. Except as specifically modified in this Second Amendment, the terms of the Lease shall remain in full force and effect as of the date originally executed. This instrument shall become effective only upon execution of it by both Landlord and Tenant.

7.             Counterparts: Facsimile/Electronic Signatures. This Second Amendment may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument. In addition, any execution transmitted by facsimile or by electronic mail shall be deemed to constitute an original signature of a party for purposes of enforcing this Second Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first above written.

Signed, sealed and delivered		LANDLORD:
in the presence of:
WPB ROSEMARY LLC, a Delaware limited liability company

/s/ Emma Ortiz		By:	/s/ Kolleen Cobb
Print Name:		Name:	Kolleen Cobb
		Title:	Vice President
/s/ Jessica Perez
Print Name:	Jessica Perez	Date: May 23, 2018

TENANT:

ALL ABOARD FLORIDA – OPERATIONS LLC, a Delaware limited company

/s/ Emma Ortiz		By:	/s/ H. Enderoy
Print Name:		Name:	H. Enderoy
		Title:	VP & CFO
/s/ Jessica Perez
Print Name:	Jessica Perez	Date: May 10, 2018